DPD  ____                                                        _______ shares

                    Dobson Communications Corporation
           INCORPORATED UNDER THE LAWS OF THE STATE OF OKLAHOMA

                                                              CUSIP 256072 30 7

     THIS CERTIFIES THAT

is the owner of

  FULLY PAID AND NONASSESSABLE SHARES OF 12 1/4% SENIOR EXCHANGEABLE PREFERRED
            STOCK OF THE PAR VALUE OF ONE DOLLAR ($1.00) EACH OF

                      DOBSON COMMUNICATIONS CORPORATION

transferable on the books of the Corporation only by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation of the Corporation and any amendments thereto, including the Certificate of Designation for the Preferred Stock, to all of which the holder of this certificate by acceptance hereof assents. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:  January 22, 1998

Countersigned and Registered:                [SEAL]
United States Trust Company of New York
Transfer Agent and Registrar

By
  ---------------------------------
    Authorized Officer

                                        ---------------------------------
                                        Everett R. Dobson
                                        Chairman of the Board and President

                                        ---------------------------------
                                        Stephen T. Dobson
                                        Treasurer and Secretary

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     The following abbreviations, when used in the inscription on the face of the within Preferred Stock, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common                 UNIF GIFT MIN ACT _____________, Custodian for ______________
TEN ENT - as tenants by the entireties                              (Cust)                        (Minor)
JT TEN  - as joint tenants with right of
          survivorship and not as tenants      under Uniform Gifts to Minors Act of ________________________
          in common                                                                        (State)

    Additional abbreviations may also be used though not in the above list

          ____________________________________________________

     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

INSERT TAXPAYER IDENTIFICATION NO.

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   Please print or typewrite name and address including zip code of assignee

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the within Preferred Stock and all rights thereunder, hereby irrevocably constituting and appointing

_______________________________________________________________________attorney to transfer said Preferred Stock on the books of the Corporation with full power of substitution in the premises.

     In connection with any transfer of this Preferred Stock occurring prior to the date which is the earlier of (i) the date of a registration statement with respect to resales of the Preferred Stock is declared effective or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:
                                                                    [Check One]
/ / (a) this Preferred Stock is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

/ / (b) this Preferred Stock is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Preferred Stock and the Certificate of Designation.

If none of the foregoing boxes is checked, the Transfer Agent shall not be obligated to register this Preferred Stock in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Certificate of Designation shall have been satisfied.

Date:
     ----------------------         -------------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Preferred Stock for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Corporation as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
     ----------------------         -------------------------------------------
                                    NOTICE: To be executed by an executive
                                            officer

                      OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Preferred Stock purchased in its entirety by the Corporation pursuant to paragraph (h) of the Certificate of Designation, check the box: / /

If you want to elect to have only a portion of the shares of Preferred Stock represented by this Certificate purchased by the Corporation pursuant to paragraph (h) of the Certificate of Designation, state the number of shares to be purchased: _____________

Date:                               Your Signature:
     ----------------------                        ----------------------------
                                                   (Sign exactly as name appears
                                                   on the reverse side of this
                                                   certificate)

Signature Guarantee:
                    -----------------------------------------------------------
                    (Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program ("STAMP"), the Stock Exchange Medallion Program ("SEMP"), the New York Stock Exchange, Inc. Medallion Signature Program ("MSP") or such other signature guarantee program as may be determined by the Registrar in addition to, or in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934, as amended.)